Exhibit 99


For immediate release

Contact: Peter C. Castle, CFO
NetWolves Corp.
(813)-286-8644
investor@netwolves.com
----------------------

         NetWolves Reports Third Quarter Financial and Operating Results

   Results Reflect Significant Growth In Managed Services and Cost Reductions


Tampa, Fla. - May 18, 2006 - NetWolves Corp. (OTC: WOLV.PK), a global managed network continuity and security provider, today announced its financial and operating results for the third quarter ended March 31, 2006.

The company reported fiscal third quarter revenue of approximately $ 5.3 million, which represents a decrease of $ 1.4 million or 21 percent from the comparable quarter of fiscal 2005. Swift Transportation, which provided no revenue in the current period, accounted for approximately $1.8 million of revenue in the same period of the prior year. The company reported a net loss for the third quarter of approximately $486,000 compared to net loss of approximately $743,000 during the same period in the prior year. Net losses attributable to common shareholders were approximately $632,000 or a net loss per share of $0.02 during fiscal third quarter 2006, as compared to net losses attributable to common shareholders of approximately $945,000 or a net loss of $0.04 per share during the same period in the prior year.

"The Company realized significant growth in its managed services business, while reducing operating expenses by approximately 27% both on a quarterly and annual comparative basis" said Walter M. Groteke, Chairman and Chief Executive Officer for NetWolves. Mr. Groteke continued, "the management team, and our board of directors are working closely together to open new strategic opportunities, which should ensure that we achieve our strategic goals."

During the quarter the Company achieved several milestones including the signing of McLane Company to a new agreement that included an expansion of services being delivered; substantially completing our first phase of the deployment for our large energy and travel industry customers; adding a number of new channel partners; and significantly increasing our sales pipeline based, in part, on greater recognition in the marketplace of our managed services offering. We are also proud to have added two new directors to our board during this period:
Gerald A. Gagliardi, former Sr. Vice President, Worldwide Customer Services of NCR Corporation, and Michael R. Rocque, President of Leading Strategies, Inc and Retired Lieutenant Colonel in the US Army.

The company will host a conference call on Monday May 22, 2006 at 3:00 p.m. EST, to discuss its third quarter financial and operating results for fiscal year 2006. Shareholders, the investment community and the media will be invited to participate by calling (800) 289-0528 in the United States. Participants are encouraged to dial in approximately 10 minutes prior to the start of the call in order to provide brief registration information. A replay will be available until Midnight, June 5, 2006, which can be accessed by calling (719) 457-0820 or
(888) 203-1112 and entering the passcode 2492605. Transcripts will also be available by contacting investor@netwolves.com approximately three days after the event.

About NetWolves Corporation

NetWolves Corp. is global network continuity and security provider that delivers managed services to more than 1,000 customers. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, University of Florida, Bristol-Myers Squibb, McLane Company, JoAnn Stores and Marchon Eyewear. NetWolves is headquartered in Tampa, Fla. Additional information is available at www.netwolves.com.

###
Forward Looking Statements

All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to attract and retain new and existing customers, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints, the ability to sustain our projected rate of growth and the risk factors set forth in our filings with the Securities and Exchange Commission. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.